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Exhibit 99.2

                                 PROMISSORY NOTE

U.S. $189,360                                             Dated: October 1, 1999


1.       PRINCIPAL.

         FOR VALUE RECEIVED, the undersigned, HEARTSINE TECHNOLOGIES, INC., a California corporation ("Borrower"), hereby promises to pay to the order of CARDIAC SCIENCE, INC., a Delaware corporation ("Lender"), the principal sum of one hundred eighty-nine three hundred sixty United States Dollars (U.S. $189,360) (the "Loan") with interest from the date of this Note on the unpaid principal at the rate of ten percent (10%) per annum.

2.       PAYMENT OF PRINCIPAL AND INTEREST.

         Unless accelerated pursuant to the terms of this Note, the unpaid balance of this Note, together with all then unpaid interest accrued on the unpaid principal balance, shall be due and payable on the earlier to occur of
(i) the date of acquisition of a majority of Borrower's stock or assets by a person or entity other than Lender, or (ii) [December 31, 2001] (the "Maturity Date"), provided, however, that in the event all, or substantially all, of Borrower's stock or assets are bought by lender, then the Loan shall be deemed to be part of the purchase price paid by Lender to Borrower therefor.

         All interest due hereunder shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

         Except as provided in the immediately following paragraph, all payments received by Lender under this Note shall be credited first to any charges or other expenses for which Lender is entitled to payment hereunder, next to accrued but unpaid interest, and third to unpaid principal.

         Notwithstanding anything to the contrary set forth in this Note, if at any time until payment in full of all amounts due Lender hereunder, the rate of interest payable by Borrower pursuant to this Note (the "Stated Rate") exceeds the amount payable under the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the amount payable under the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender hereunder is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this paragraph) the interest rate payable since the date hereof. Thereafter, the interest rate payable hereunder shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest payable by Borrower hereunder exceed the amount payable under the Maximum Lawful Rate. In the event that a court of competent jurisdiction shall make a final determination that Lender has received interest hereunder in excess of the amount payable under the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest payments; (iii) then due and payable principal payments on the Loan; (iv) then to any other unpaid obligations of Borrower to Lender under this Note; and (v) thereafter as a refund to Borrower or as a court of competent jurisdiction may otherwise order.

3.       MANNER OF PAYMENT.


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         Principal and interest on the Loan, and all other amounts payable hereunder, are payable in lawful currency of the United States of America in immediately available funds at Lender's address, provided to Borrower from time to time, payable to Lender.

4.       EVENTS OF DEFAULT/REMEDIES.

         (a) EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default:

                  (i) breach by Borrower of any of Borrower's obligations or covenants under this Note; or

                  (ii) Borrower (A) becomes insolvent or admits in writing Borrower's inability to pay Borrower's debts as they mature, (B) makes any assignment for the benefit of creditors, or (C) applies for or consents to the appointment of a receiver or trustee for Borrower or for a substantial part of Borrower's property or business, or a receiver or trustee otherwise is appointed and is not discharged within thirty (30) calendar days after such appointment; or

                  (iii) any of Borrower's representations or warranties made herein or in any statement or certificate at any time given by Borrower pursuant hereto or in connection herewith is false or misleading in any material respect; or

                  (iv) any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against Borrower; or

                  (v) any money judgment, writ or warrant of attachment, or similar process (singly or, if more than one, cumulatively in excess of $20,000) is entered or filed against Borrower or any of the assets of Borrower and (A) remains unvacated, unbonded, unstayed, undismissed or undischarged for a period of thirty (30) calendar days or in any event later than five (5) calendar days before the date of any proposed sale thereunder, or (B) Borrower has not appealed the same in good faith to Lender's satisfaction; or

                  (vi) the condition, financial or otherwise, of Borrower suffers any material adverse change, in the reasonable opinion of Lender; or

                  (vii) breach by Borrower of any obligation, agreement, covenant, representation or warranty of Borrower made in or arising under the Security Agreement (as defined in Section 12 hereof).

                  (viii) if without Lender's prior written consent, Borrower enters into any agreement, reconstruction or composition with any of its creditors, or proposes to do so;

                  (ix) any written statement or certificate given by Borrower pursuant hereto or in connection herewith is false or misleading in any material respect;

                  (x) if the Borrower sells or parts with the possession of its business or a substantial portion of it without the prior written consent of Lender.

         (b) REMEDIES. Upon demand or upon the occurrence and during the continuance of an Event of Default described in Subsections 4(a)(2) or 4(a)(4) above, all indebtedness under this Note shall automatically be immediately due and payable. In addition, Lender, at its option, and without notice to Borrower, may take one or more of the actions described below. Upon the occurrence and during the continuance of any other Event of Default, Lender at its option and, unless otherwise specified below, without notice to Borrower, may do any one or more of the following:

                  (i) declare all indebtedness under this Note immediately due and payable and credit any sums received thereafter in such manner as it elects upon such indebtedness; provided, however, that such


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application of sums so received shall not serve to waive or cure any default existing under this Note nor to invalidate any notice of default or any act done pursuant to such notice and shall not prejudice any rights of Lender; and

                  (ii) exercise any or all rights provided or permitted by law or granted pursuant to this Note in such order and in such manner as Lender may, in its sole judgment, determine.

         (c) NO WAIVER OF REMEDIES. No waiver of any breach of or default under any provision of this Note shall constitute or be construed as a waiver by Lender of any subsequent breach of or default under that or any other provision of this Note.

         (d) REMEDIES NOT EXCLUSIVE. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy herein or in any other agreement between the parties hereto or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

5.       COVENANTS AND AGREEMENTS.

         Borrower hereby makes the following covenants, which shall be deemed to be continuing covenants until payment in full of all indebtedness of Borrower to Lender arising under this Note:

         (a) Borrower agrees to furnish to Lender, upon request, such other information relating to the affairs, the operations and/or the financial condition of Borrower as Lender may from time to time request.

         (b) Borrower shall promptly notify Lender in writing of the occurrence of any act or event including, without limitation, the commencement or threat of any action, suit, claim or proceeding against or investigation of Borrower, which could materially and adversely affect Borrower or which could impair the validity, effectiveness or enforceability of, or impair Borrower's ability to perform its obligations under, this Note, and of the occurrence of any Event of Default or any event which with the giving of notice, the lapse of time, or both, would become an Event of Default and the action Borrower proposes to take with respect thereto.

         (c) Borrower shall, at any time and from time to time, upon the written request of Lender, execute and deliver to Lender such further documents and instruments and do such other acts and things as Lender may reasonably request in order to effectuate fully the purpose and intent of this Note.

6.       REPRESENTATIONS AND WARRANTIES OF BORROWER.

         Borrower hereby makes the following representations and warranties, which shall be deemed to be continuing representations and warranties until payment in full of all indebtedness of Borrower to Lender arising pursuant to this Note:

         (a) NO CONFLICT. The execution, delivery and performance of this Note are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which Borrower or any of Borrower's assets or property may be bound or affected and do not cause any security interest, lien or other encumbrance to be created or imposed upon any such property by reason thereof.

         (b) NO DEFAULT. There has occurred and is continuing no Event of Default or any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         (c) LITIGATION. There is no action, suit or proceeding pending or, to the best of Borrower's knowledge and belief, threatened against or affecting Borrower which could impair the validity, effectiveness or enforceability of, or impair Borrower's ability to perform its obligations under, this Note, whether said actions, suits or proceedings are at law or in equity or before or by any governmental authority.


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7.       DEFAULT RATE.

         Any amounts not paid when due hereunder shall there-after bear interest at a rate per annum equal to the interest rate set forth in Section 2 above, plus two percent (2%).

8.       WAIVER.

         Borrower hereby waives any right of offset Borrower may now or hereafter have against Lender, and Borrower hereby also waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Borrower hereunder, Lender may extend any maturity date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note. Borrower further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

9.       RIGHT OF SETOFF.

         Upon and after demand or the occurrence of any Event of Default, Lender is hereby authorized by Borrower, at any time and from time to time, without notice to Borrower, to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of Borrower hereunder (whether matured or unmatured), any accounts maintained with it by Borrower and/or any and all amounts owing by Lender to Borrower (whether matured or unmatured, and however evidenced).

10.      JURISDICTION.

         For any action related to the judicial enforcement or interpretation of this Note, Borrower expressly submits to the nonexclusive jurisdiction of the state or federal courts located in the County of Orange in the State of California at the election of Lender, which election may be made from time to time. Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at Borrower's address for notice furnished to Lender, such service to become effective five (5) days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of Lender to bring legal action or proceedings in any other jurisdiction.

11.      WAIVER OF JURY TRIAL.

         BORROWER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, OR ANY DEALINGS RELATING TO THE SUBJECT MATTER OF THIS NOTE OR THE SECURITY AGREEMENT (AS DEFINED BELOW) AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this trans-action, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower acknowledges that this waiver is a material inducement to Lender to make the Loan and that Lender has already relied on this waiver in entering into this transaction, and that Lender will continue to rely on this waiver in its related future dealings. Borrower further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.      SECURITY AGREEMENT.


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         This Note is secured by, and entitled to the benefits of, that certain
Security Agreement dated of even date herewith, between Borrower and Lender (the "Security Agreement").

13.      LEGAL FEES.

         Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lender in connection with the enforcement of any obligation of Borrower under this Note.

14.      SEVERABILITY.

         In case any term or any provision of this Note shall be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.      HEADINGS.

         Headings used in this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

16.      GOVERNING LAW.

         This Note shall be governed by and construed in accordance with the laws of the State of California.

                                           BORROWER:

                                           HEARTSINE TECHNOLOGIES, INC.,
                                           a California corporation

                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------



                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------


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                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered into as of October 1, 1999 by and between HEARTSINE TECHNOLOGIES, INC., a California corporation (hereinafter called "Debtor"), and CARDIAC SCIENCE, INC., a Delaware corporation (hereinafter called "Creditor").

WHEREAS, Creditor requires Debtor to execute and deliver this Security Agreement as a condition to Creditor extending loans in the principal amount of $189,360 to Debtor, evidenced by a certain promissory note dated as of the date hereof (as may be amended from time to time, the "Note") in favor of Creditor;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Creditor hereby agrees as follows:

17. As used herein, the following terms shall have the following meanings. Terms not otherwise defined herein shall have the meanings ascribed to them, if any, under the California Commercial Code in effect from time to time.

         (a) "Accounts" shall mean any and all rights of Debtor now existing or hereafter arising to payment for merchandise, goods, or commodities sold or leased or to be sold or leased or for services rendered or to be rendered, no matter how evidenced, including accounts, accounts receivable, general intangibles, instruments, documents, purchase orders, notes, drafts, acceptances, chattel paper and other forms of obligations owing to Debtor, all guaranties and security therefor, all merchandise, goods, or commodities returned to or reclaimed by Debtor and all of Debtor's Books (as that term is defined below) relating to any of the foregoing.

         (b) "Books" shall mean all of Debtor's books and records, including without limitation: ledgers; records indicating, summarizing, or evidencing Debtor's assets, Accounts, business operations or financial condition; computer programs; computer discs or tape files; computer runs and other computer printouts; and any other computer prepared information and equipment of any kind.

         (c) "Chattel Paper" shall mean a writing or writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods in favor of Debtor.

         (d) "Collateral" shall mean those items in which a security interest is granted hereunder pursuant to Paragraph 2 below.

         (e) "Contracts" shall mean any and all agreements, contracts, and assignments of Debtor.

         (f) "Deposit Accounts" shall mean any demand, time, savings, passbook or like accounts maintained by Debtor with a bank, savings and loan association, credit union or like organization and any renewals, extensions and/or replacements thereof, and all proceeds and accretions, including without limitation interest and other property at any time and from time to time receivable or otherwise entitled to be received on account thereof.

         (g) "Documents" shall mean any and all documents of title, bills of lading, dock warrants, dock receipts, and warehouse receipts owned by Debtor, or issued in favor of Debtor, and shall include without limitation other documents which purport to be issued by a bailee and purport to cover goods in the bailee's possession which are either identified or are fungible portions of an identified mass.

         (h) "Equipment" shall mean any and all things moveable or which are fixtures owned by Debtor, which are used or bought for use primarily in business, wherever located, now or hereafter existing, and all parts thereof and all additions and accessions thereto and replacements thereof.

         (i) "Event of Default" shall mean any of those events described in Paragraph 9 below.

         (j) "Fixtures" shall mean all plant fixtures, business fixtures, and other fixtures, storage and office facilities, wherever located, now or hereafter existing, and all additions and accessions thereto and replacements therefor and products thereof, owned by Debtor.

         (k) "General Intangibles" shall mean, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Debtor; credit memoranda in favor of the Debtor; warranty claims; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license fees; franchise fees; rights of admission; licenses; franchises; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; copyrights; trademarks, tradenames, service marks; patents, patent applications, patents pending; and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints; drawings; designs; diagrams, plans, reports, charts; catalogs; manuals; technical data; computer programs, computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; proposals; costs estimates, and other reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Debtor or credit extended or services performed, by the Debtor, whether intended for an individual customer or the general business of the Debtor, or used or useful in connection with research by the Debtor.

         (l) "Instruments" shall mean any and all negotiable instruments, securities and every other writing which evidences a right of Debtor to the payment of money.

         (m) "Insurance" shall mean any and all policies of insurance and the proceeds thereof on or covering any or all of the Collateral.

         (n) "Inventory" shall mean any and all of Debtor's goods, merchandise and other personal property, wherever located, now or hereafter existing, including without limitation products which are held for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in progress, finished goods, or materials used or consumed, or to be used or consumed, in Debtor's business, and shall include without limitation all packing and shipping materials, wherever located, and all other items hereafter acquired by Debtor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title representing any of the above.

         (o) "Obligations" shall mean any and all liabilities, debts, and obligations of Debtor to Creditor under the Note and under any other document executed by Debtor reciting that it is secured hereby and shall include without limitation any and all amounts (including without limitation interest) which would become due to Creditor or would accrue but for the filing of a petition in bankruptcy with respect to Debtor or but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a), and all covenants and duties (whether or not for the payment of money) owing by Debtor to Creditor under the Note and under any other document executed by Debtor reciting that it is secured hereby, whether or not any of the foregoing are direct, indirect, absolute, contingent, joint or several, determined or inchoate, due or to become due, now existing or hereafter arising, and whether or not evidenced by any agreement, note, or other instrument, whether acquired by assignment or otherwise, and shall include extensions and renewals or modifications of any of the foregoing.

         (p) "Other Property" shall mean all of Debtor's personal property other than Accounts, Contracts, Chattel Paper, Deposit Accounts, Documents, Equipment, Instruments Inventory and General Intangibles.


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18.      As security for the full payment and performance by Debtor to Creditor of the Obligations, Debtor hereby grants to Creditor a continuing security interest in all of the following: the Inventory, Accounts, Books, Chattel Paper, Contracts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Insurance and Other Property, whether now held or hereafter acquired by Debtor (including all returns, rejections and repossessions and whether raw materials, work in progress, finished goods, or materials used or consumed in Debtor's business), whether or not such be in the actual or constructive possession of Debtor, and together with all proceeds arising from any of the foregoing. Debtor hereby grants to Creditor an irrevocable and royalty-free license to use, so long as any of the Obligations are outstanding, any and all trademarks, trade names, service marks, patents, patent applications, copyrights, and other intellectual property of Debtor or in which Debtor has any rights, for the purpose of disposing of the Collateral upon an Event of Default.

19.      Debtor represents and warrants to Creditor, and agrees, that:

         (a) Debtor is, or at the time any after-acquired Collateral becomes subject to Creditor's security interest will be, the true and lawful owner of the Collateral, and Debtor has, or at the time the Collateral becomes subject to Creditor's security interest;

         (b) will have, good and clear title to the Collateral, free and clear of any lien, security interest, charge or encumbrance, except for the security interest created by this Security Agreement;

         (c) The Collateral is located only in the State of California and in Northern Ireland;

         (d) Debtor shall inform Creditor of all locations at which the Collateral is kept;

         (e) The name of Debtor appearing in the first paragraph of this Security Agreement is the true, complete and correct name of Debtor; and Debtor conducts business only under the following trade names and styles:

                          HEARTSINE TECHNOLOGIES, INC.

         (f) Debtor does now keep and hereafter at all times shall keep and furnish to Creditor on demand its records itemizing and describing the kind, type, quality and quantity of the Inventory and Accounts, including without limitation the records of Debtor, if any, regarding the age and amount of each Account, the name and address of each account debtor, and the merchandise giving rise to such Account.

20. Until Creditor exercises its rights to collect proceeds and amounts with respect to the Collateral pursuant to Paragraph 8 hereof, Debtor will collect with diligence any and all proceeds with respect to the Collateral, at its own expense. Upon the occurrence and continuance of any Event of Default, upon Creditor's written request, subject to the rights of creditors having perfected senior secured liens on the Collateral, any collection of proceeds with respect to the Collateral by Debtor, whether in the form of cash, checks, notes or other instruments for the payment of money (properly endorsed or assigned where required to enable Creditor to collect same) or otherwise, shall be in trust for Creditor, and Debtor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Creditor and shall deliver them together with the proceeds of all cash sales, daily to Creditor in the identical form received.

21. Until Creditor exercises its rights to collect the Accounts, Inventory and Instrument proceeds pursuant to Paragraph 8 hereof, Debtor may continue its respective present policies with respect to returned merchandise and adjustments. However, upon request by Creditor, Debtor shall immediately notify Creditor of all cases involving returns, rejections, repossessions and loss or damage of or to merchandise represented by the Accounts or Instruments or constituting Inventory and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts or Instruments or constituting Inventory and, in any of such events, subject to the rights of creditors having perfected senior secured liens on the Collateral, Debtor will immediately pay to Creditor from its own funds (and not from the proceeds of Accounts, Inventory or Instruments) for application to any Obligation, the amount of any credit for such returned or repossessed merchandise and adjustments made. Until released by Creditor from its security interest, but upon prior notice from Creditor, subject to the rights of creditors having perfected senior secured liens on the Collateral, all merchandise returned to or repossessed by Debtor shall be set aside and identified as the property of Creditor, and Creditor shall be entitled to enter upon any premises where such merchandise is located and take immediate possession thereof and remove same.

22.      Anything herein to the contrary notwithstanding:

         (a) Debtor shall remain liable under the Contracts to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed;

         (b) The exercise by Creditor of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the Contracts; and

         (c) Creditor shall not have any obligation or liability under the Contracts by reason of this Security Agreement, nor shall Creditor be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

23. Debtor shall (i) permit representatives of Creditor to inspect the Collateral and the respective Books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Creditor, directly with the account debtors or otherwise at Debtor's expense; (ii) promptly notify Creditor of any attachment or other legal process levied against any of the Collateral and any information received by Debtor relative to the Collateral, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Creditor in respect thereto; (iii) reimburse Creditor upon demand for any and all legal costs, including attorneys' fees and experts' fees, and other expenses actually incurred in collecting any sums payable by Debtor under any Obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (iv) promptly notify Creditor of each location at which the Collateral is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location, including without limitation each office of Debtor at which Books or records relating to the Accounts are kept; (v) provide, maintain and deliver to Creditor policies of insurance insuring the Collateral against loss or damage by such risks and in such amounts, forms and with companies as Creditor may require and with loss payable solely to Creditor, and, in the event Creditor takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Creditor become the sole property of Creditor, and Creditor may without waiving its rights hereunder obtain and maintain such insurance and take any other action in connection therewith, and all expenses thereby incurred by Creditor shall become part of the Obligations and payable on demand; (vi) do all acts necessary to maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair and prevent any waste or unusual or unreasonable depreciation thereof; and (vii) join with Creditor at its request from time to time in executing financing statements, amendments thereto and continuation statements, and pay the cost of the filing of the same whenever Creditor deems desirable, and execute and deliver to Creditor further documents and instruments and do such other acts and things as Creditor may reasonably request in order to effectuate fully the purpose and intent of this Security Agreement. Debtor hereby irrevocably makes and appoints Creditor (and any of Creditor's officers, employees, or agents) as Debtor's true and lawful attorney with power to sign on behalf of Debtor on any financing statements, continuation statements, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice or similar document which must be executed and/or filed in order to perfect or continue perfected Creditor's security interest in the Collateral. Debtor hereby recognizes and agrees that the power of attorney herein granted is coupled with an interest and shall not be revocable.


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

24. Creditor may, subject to the rights of creditors having perfected senior secured liens on the Collateral, at any time, without prior notice to Debtor, collect proceeds and amounts in respect of the Collateral and may give notice of assignment to any and all account debtors, and Debtor hereby irrevocably constitutes and appoints Creditor (and any of Creditor's officers, employees or agents) its irrevocable, true and lawful attorney-in-fact to enforce in Debtor's name or in Creditor's name or otherwise all rights of Debtor in the Collateral and to do any and all things necessary and proper to carry out the purpose of this Security Agreement, provided, however, that Creditor may exercise said collection rights and its rights and powers as said attorney-in-fact only upon the occurrence and continuance of an Event of Default. Debtor hereby recognizes and agrees that the power of attorney herein granted is coupled with an interest and shall not be revocable.

25. It shall be an Event of Default under this Security Agreement if (i) any Event of Default (as that term is defined in the Note) shall occur under the Note, including without limitation any failure of the Debtor to pay, or to perform, any of the Obligations when due under the Note, or (ii) Debtor breaches any obligation, agreement, covenant, representation or warranty of Debtor made in or arising under this Security Agreement.

26. Upon the occurrence and continuance of any Event of Default, Creditor may, at its election, without notice of its election and without demand, do any one or more of the following, successively or concurrently, all of which are hereby authorized by Debtor:

         (a) Declare all of the Obligations for payment of money, whether evidenced by installment notes, demand notes or otherwise, immediately due and payable.

         (b) Cease advancing money or extending credit to Debtor under any agreement between Debtor and Creditor and terminate any agreement for financial accommodation to or for the benefit of Debtor.

         (c) Immediately or from time to time enter the premises where the Collateral is located, take possession of all or any part of the Collateral, wherever it may be found, using all necessary force to do so, and Debtor waives all claims for damages due to or arising from or connected with any such taking.

         (d) Require Debtor to assemble the Collateral, or any part of it, at a place designated by Creditor which is reasonably convenient to Debtor and Creditor.

         (e) Pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Creditor appears to be prior or superior to its security interest in the Collateral and to pay all expenses incurred therewith. Any payment or expense so incurred shall become part of the Obligations, payable to Creditor on demand, and secured hereby.

         (f) Do such other acts as Creditor deems reasonable to protect its interest in the Collateral, including without limitation repair or recondition, finish, maintain, prepare for sale, or store such Collateral. Any expenses thereof shall become part of the Obligations, payable to Creditor on demand, and secured hereby.

         (g) From time to time, by way of one or more contracts or transactions, proceed in the foreclosure of Creditor's security interest and sale of the Collateral or any part of it, in any manner permitted by law or provided for herein.

         (h) Sell, lease, or otherwise dispose of the Collateral or any part of it, with or without having the Collateral, or any part of it, at the place of sale, upon terms and in such manner as Creditor may determine, and Creditor may purchase same at any such sale. Any notice of sale, disposition or other intended action sent to Debtor at least five (5) days prior to such action shall constitute reasonable notice.

         (i) Retain the Collateral, or any of it, in full satisfaction of the Obligations secured thereby.

         (j) Exercise any remedies of a secured party under the California Commercial Code, and any other remedies available at law, in equity, or by separate agreement with the Debtor.

27. If sufficient sums are not realized upon any disposition of the Collateral to pay all Obligations to Creditor and any expenses, including reasonable attorneys' fees, of such disposition, Debtor hereby promises to pay immediately any resulting deficiency.

28. Creditor shall in no way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in value thereof; or (d) any act of default of any carrier, warehouseman, bailee, forwarding agency, or any other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Debtor.

29. Any notice described in this Security Agreement shall be deemed effective upon receipt by the party to whom it is addressed.

30. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California.

31. This Security Agreement may be executed in any number of counterparts, and each counterpart shall be deemed an original, but all such separate counterparts together shall constitute only one and the same instrument.

32. Any provision of this Security Agreement which is held to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

33. Failure by either party at any time to require the other party's performance of any obligation under this Security Agreement shall not affect its right to require performance of that obligation. Any waiver of any breach of any provision of this Security Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under this Security Agreement. No waiver shall be binding unless executed in writing by the party making the waiver.

34. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or contained within other agreements between the parties hereto. No single or partial exercise of any right, power or remedy precludes any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

35. No modification, amendment or supplement to this Security Agreement shall be effective for any purpose unless in writing and signed by Debtor and Creditor, and then such modification, amendment or supplement shall be effective only in the specific instances and for the specific purposes for which given.

36. This Security Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns, but shall not be assigned, transferred or set over in whole or in part by any party without the prior written consent of each party.

37. This Security Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Security Agreement, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No party is relying upon any warranties, representations, definitions, or inducements not set forth in this Security Agreement or the Note.

38.      Waiver of Jury Trial.

DEBTOR HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE NOTE, OR ANY DEALINGS RELATING TO THE SUBJECT MATTER OF THE NOTE OR THIS SECURITY AGREEMENT AND THE DEBTOR/CREDITOR RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Debtor acknowledges that this waiver is a material inducement to Creditor to make the Loan (as defined in the Note) and that Creditor has already relied on this waiver in entering into this transaction, and that Creditor will continue to rely on this waiver in its related future dealings. Debtor further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE NOTE OR THIS SECURITY AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

39. Debtor waives the right to plead the statute of limitations as a defense to any and all obligations contained in this Security Agreement or secured by it to the full extent permissible by law. Time and exactitude of each of the terms, obligations, covenants and conditions are declared to be of the essence of this Security Agreement.

40. This Security Agreement shall take effect immediately upon the execution thereof by Debtor, and the execution hereof by Creditor shall not be required as a condition to the effectiveness of this Security Agreement. This Security Agreement shall terminate at such time as Debtor repays in full to Creditor all amounts due Creditor under the Note and this Security Agreement.

IN WITNESS WHEREOF, the parties have executed this Security Agreement, effective as of the date first written above.

                                           "Debtor"

                                           HEARTSINE TECHNOLOGIES, INC.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                           Creditor"

                                           CARDIAC SCIENCE, INC.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT 1

Debtor's Name:  HEARTSINE TECHNOLOGIES, INC.

Continuation of Item 6:  DESCRIPTION OF COLLATERAL

All of the following property of Debtor: the Inventory, Accounts, Books, Insurance, Contracts, Documents, Equipment, Deposit Accounts, Instruments, Fixtures, Chattel Paper, General Intangibles, and Other Property, whether now held or hereafter acquired by Debtor (including all returns, rejections and repossessions and whether raw materials, work in progress, finished goods, or materials used or consumed in Debtor's business), whether or not such be in the actual or constructive possession of Debtor, and together with all products and proceeds arising from any of the foregoing.

The above-capitalized terms shall have the following meanings. Terms not otherwise defined herein shall have the meanings ascribed to them, if any, under the California Commercial Code (the "UCC").

         (a) "Accounts" shall mean any and all rights of Debtor now existing or hereafter arising to payment for merchandise, goods, or commodities sold or leased or to be sold or leased or for services rendered or to be rendered, no matter how evidenced, including accounts, accounts receivable, general intangibles, instruments, documents, purchase orders, notes, drafts, acceptances, chattel paper and other forms of obligations owing to Debtor, all guaranties and security therefor, all merchandise, goods, or commodities returned to or reclaimed by Debtor and all of Debtor's Books (as that term is defined below) relating to any of the foregoing.

         (b) "Books" shall mean all of Debtor's books and records, including without limitation: ledgers; records indicating, summarizing, or evidencing Debtor's assets, Accounts, business operations or financial condition; computer programs; computer discs or tape files; computer runs and other computer printouts; and any other computer prepared information and equipment of any kind.

         (c) "Chattel Paper" shall mean a writing or writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods in favor of Debtor.

         (d) "Contracts" shall mean any and all agreements, contracts, and assignments of Debtor.

         (e) "Deposit Accounts" shall mean any demand, time, savings, passbook or like accounts maintained by Debtor with a bank, savings and loan association, credit union or like organization and any renewals, extensions and/or replacements thereof, and all proceeds and accretions, including without limitation interest and other property at any time and from time to time receivable or otherwise entitled to be received on account thereof.

         (f) "Documents" shall mean any and all documents of title, bills of lading, dock warrants, dock receipts, and warehouse receipts owned by Debtor, or issued in favor of Debtor, and shall include without limitation other documents which purport to be issued by a bailee and purport to cover goods in the bailee's possession which are either identified or are fungible portions of an identified mass.

         (g) "Equipment" shall mean any and all things moveable or which are fixtures owned by Debtor, which are used or bought for use primarily in business, wherever located, now or hereafter existing, and all parts thereof and all additions and accessions thereto and replacements thereof.

         (h) "Fixtures" shall mean all plant fixtures, business fixtures, and other fixtures and storage and office facilities, wherever located, now or hereafter existing, and all additions and accessions thereto and replacements therefor and products thereof, owned by Debtor.

         (i) General Intangibles shall include, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Debtor; credit memoranda in favor of the Debtor; warranty claims; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license fees; franchise fees; rights of admission; licenses; franchises; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; copyrights; trademarks, tradenames, service marks; patents, patent applications, patents pending; and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints; drawings; designs; diagrams, plans, reports, charts; catalogs; manuals; technical data; computer programs, computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; proposals; costs estimates, and other reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Debtor or credit extended or services performed, by the Debtor, whether intended for an individual customer or the general business of the Debtor, or used or useful in connection with research by the Debtor.

         (j) "Instruments" shall mean any and all negotiable instruments, securities and every other writing which evidences a right of Debtor to the payment of money.

         (k) "Insurance" shall mean any and all policies of insurance and the proceeds thereof on or covering any or all of the Collateral.

         (l) "Inventory" shall mean any and all of Debtor's goods, merchandise and other personal property, wherever located, now or hereafter existing, including without limitation products which are held for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in progress, finished goods, or materials used or consumed, or to be used or consumed, in Debtor's business, and shall include without limitation all packing and shipping materials, wherever located; and all other items hereafter acquired by Debtor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title representing any of the above.

         (m) "Other Property" shall mean all of Debtor's personal property other than Accounts, Contracts, Chattel Paper, Deposit Accounts, Documents, Equipment, Instruments Inventory and General Intangibles.

                                        E-2